                                                                     EXHIBIT 3.3




                          AMENDED AND RESTATED BYLAWS

                                       OF

                                KITTY HAWK, INC.

                             A DELAWARE CORPORATION

                               NOVEMBER 18, 1997

                               TABLE OF CONTENTS

                                                                                                                      Page
ARTICLE ONE: OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1      Registered Office and Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.2      Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE TWO: MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.1      Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.2      Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.3      Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.4      Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.5      Notice of Stockholder Business;
                          Nomination of Director Candidates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.6      Voting List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.7      Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.8      Required Vote; Withdrawal of Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.9      Method of Voting; Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.10     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 2.11     Conduct of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 2.12     Inspectors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE THREE: DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 3.1      Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 3.2      Number; Qualification; Election; Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 3.3      Change in Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 3.4      Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.5      Meetings of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.6      First Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.7      Election of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.8      Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.9      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.10     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.11     Quorum; Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 3.12     Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 3.13     Presumption of Assent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 3.14     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE FOUR: COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.1      Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.2      Number; Qualification; Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.3      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.4      Committee Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.5      Alternate Members of Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 4.6      Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.7      Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.8      Quorum; Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 4.9      Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 4.10     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 4.11     Responsibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE FIVE: NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 5.1      Method  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 5.2      Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE SIX: OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.1      Number; Titles; Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.2      Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.3      Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.4      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 6.6      Chairman of the Board and Chief Executive Officer . . . . . . . . . . . . . . . . . . . . .  12
                 6.7      President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.8      Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.9      Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.10     Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 6.11     Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 6.12     Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 6.13     Vice Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 7.1      Certificates for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 7.2      Replacement of Lost or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . .  14
                 7.3      Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.4      Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.5      Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 7.6      Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 8.1      Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 8.2      Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.3      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.4      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.5      Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.6      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.7      Securities of Other Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.8      Telephone Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 8.9      Action Without a Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 8.10     Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                 8.11     Mortgages, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 8.12     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 8.13     References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 8.14     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE NINE:  GOVERNANCE PROVISIONS
                 DURING THE EFFECTIVE PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 9.1      Definitions Applicable to Article Nine  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 9.2      Electing the Initial Effective Period Board . . . . . . . . . . . . . . . . . . . . . . . .  20
                 9.3      Effective Period Nominating Committees  . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 9.4      Deadlock Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 9.5      Certain Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 9.6      Amendments to Article Nine  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                          AMENDED AND RESTATED BYLAWS
                                       OF
                                KITTY HAWK, INC.
                             A DELAWARE CORPORATION

                                    PREAMBLE

         These amended and restated bylaws ("BYLAWS") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "DELAWARE CORPORATION LAW") and the certificate of incorporation ("CERTIFICATE OF INCORPORATION") of Kitty Hawk, Inc., a Delaware corporation (the "CORPORATION"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.


                              ARTICLE ONE: OFFICES

         1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

         1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

         2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

         2.2 Special Meeting. A special meeting of the stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Classified Directors (as defined in Section 3.2 hereof) then serving, by the Chairman of the Board and Chief Executive Officer, or by any holder or holders of record of at least 25% of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these bylaws or in a duly executed waiver of notice of such meeting.

         2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board of Directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

         2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board and Chief Executive Officer, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

         2.5     Notice of Stockholder Business; Nomination of Director
Candidates.

         (a) At annual meetings of the stockholders, only such business shall be conducted as shall have been brought before the meetings (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 2.5.

         (b) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.5, who shall be entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section 2.5.

         (c) A stockholder must give timely, written notice to the Secretary of the Corporation to nominate directors at an annual meeting pursuant to Section 2.5(b) hereof or to propose business to be brought before an annual or special meeting pursuant to clause (iii) of Section 2.5(a) hereof. To be timely in the case of an annual meeting, a stockholder's notice must be received at the principal executive offices of the Corporation not more than 180 days nor less than 120 days before the first anniversary of the preceding year's annual meeting. To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. For purposes of this
         Section 2.5(c), "PUBLIC DISCLOSURE" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Such stockholder's notice shall set forth (i) with respect to each matter, if any, that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) with respect to each person, if any, whom the stockholder proposes to nominate for election as a director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director) that is required under the Securities Exchange Act of 1934, as amended, (iii) the name and address, as they appear on the Corporation's records, of the stockholder proposing such business or nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the proposal or nomination is made, (iv) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal or nomination is made, and (v) any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have in such business or with such nominee. At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (d) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, except in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.

         2.6 Voting List. At least 10 days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. For a period of 10 days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

         2.7 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.8 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that the vote of the holders of a plurality of the outstanding shares of capital stock entitled to vote in the election of directors who are present, in person or by proxy, shall be required to effect elections of directors. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.9 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

         2.10 Record Date. For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than 10 days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

                 (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                 (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.11 Conduct of Meeting. The Chairman of the Board and Chief Executive Officer, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board and Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by resolution adopted by the Board of Directors, or if no officer has been given such authority, by some person appointed at the meeting.

         2.12 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                            ARTICLE THREE: DIRECTORS

         3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         3.2 Number; Qualification; Election; Term. The Board of Directors shall consist of no less than one director (plus such number of directors as may be elected from time to time pursuant to the terms of any series of preferred stock that may be issued and outstanding from time to time). Subject to the preceding sentence, the number of directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as "CLASSIFIED DIRECTORS" and shall be divided into three classes, with the first class referred to herein as "CLASS 1," the second class as "CLASS 2," and the third class as "CLASS 3." If the total number of Classified Directors equals a number divisible by three, then the number of directors in each of Class 1, Class 2, and Class 3 shall be that number of directors equal to the total number of directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of directors shall consist of that number of directors as nearly equal in number as possible to the total number of directors divided by three, as determined by the Board of Directors in advance of each respective election of directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 directors shall expire at the 1995 annual meeting of stockholders, the term of office of the initial Class 2 directors shall expire at the 1996 annual meeting of stockholders and the term of office of the initial Class 3 directors shall expire at the 1997 annual meeting of stockholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1995 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of common stock), to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any amendment to the Certificate of Incorporation that designates a series of preferred stock), and such directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this
Section 3.2 unless expressly provided by the terms of the Certificate of Incorporation.

         3.3 Change in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

         3.4 Vacancies. Any or all Classified Directors may be removed for cause at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any directors may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the affirmative vote, at a special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of capital stock then entitled to vote in person or by proxy at such meeting. Each successor director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his respective successor shall have been duly elected and qualified. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of directors shall be appointed or allocated by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.

         3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

         3.6 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

         3.7 Election of Officers. At the first meeting of the Board of Directors after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

         3.8 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board and Chief Executive Officer, or any director.

         3.10 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

         3.11 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

         3.12 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board and Chief Executive Officer, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board and Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of such officers, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.13 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.14 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

         4.1 Designation. The Board of Directors may designate one or more committees.

         4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

         4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these bylaws.

         4.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

         4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws.

         4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

         4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

         5.1 Method. Whenever by statute, the Certificate of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid.
Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

         6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine) and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

         6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

         6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

         6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board and Chief Executive Officer or the President.

         6.6 Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors of the

Corporation, shall have the general management and control of the Corporation and its subsidiaries (including the right to vote the voting securities of the subsidiaries of the Corporation on behalf of the Corporation), shall preside at all meetings of the stockholders and of the Board of Directors and may sign all certificates for shares of capital stock of the Corporation.

         6.7 President. The President shall be the chief operating officer of the Corporation and, subject to the supervision of the Chairman of the Board and Chief Executive Officer, he shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. In the absence or inability to act of the Chairman of the Board and Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board and Chief Executive Officer shall be conclusive evidence that the Chairman of the Board and Chief Executive Officer is absent or unable to act. The President may sign all certificates for shares of stock of the Corporation.

         6.8 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         6.9 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President.

         6.10 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         6.11 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board and Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal, if any, of the Corporation thereto. He may sign with the Chairman of the Board and Chief Executive Officer or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board and Chief Executive Officer, and the President.

         6.12 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

         6.13 Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may be provided herein or assigned to him by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

         7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board and Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         7.2 Replacement of Lost or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.5 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

         7.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

         8.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         8.2 Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year shall be the calendar year.

         8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board and Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.7 Securities of Other Corporations. The Chairman of the Board and Chief Executive Officer or the President shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         8.8 Telephone Meetings. Members of the Board of Directors and members of a committee of the Board of Directors may participate in and hold a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board or committee, as the case may be.

         Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

         8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

         8.14 Amendments. The Board of Directors may, upon the affirmative vote of at least two-thirds of the Classified Directors then serving, make, adopt, alter, amend, and repeal from time to time these bylaws and make from time to time new bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal bylaws made by the Board of Directors or to make new bylaws); provided, however, that the stockholders of the Corporation may adopt, alter, amend, or repeal bylaws made by the Board of Directors or make new bylaws solely upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote thereon.

         8.15 Citizenship Requirements of Officers and Directors. Persons who are not U.S. Citizens (as defined in the Certificate of Incorporation) are not qualified to serve as a director or officer of the Corporation.

                      ARTICLE NINE:  GOVERNANCE PROVISIONS
                          DURING THE EFFECTIVE PERIOD

         During the Effective Period (as defined below), the following Bylaws shall be in effect and govern those affairs of the Corporation to which they relate notwithstanding anything in these Bylaws to the contrary.

         9.1 Definitions Applicable to Article Nine. As used in this Article Nine, the following terms have the meanings ascribed to them in this
Section 9.1.

         (a) "AIC" shall mean American International Cargo, a co-partnership organized under the laws of the State of Michigan.

         (b) "BENEFICIALLY OWNED" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the terms "BENEFICIAL OWNER" and "BENEFICIALLY OWNS" have meanings correlative thereto.

         (c) "CAUSE" shall have the meaning set forth in the Certificate of Incorporation of the Corporation.

         (d)     "CHRISTOPHER" shall mean M. Tom Christopher.

         (e) "CHRISTOPHER DESIGNEES" shall mean Ted Coonfield, Jim Reeves and any successors thereto selected by the Christopher Nominating Committee.

         (f) "CHRISTOPHER NOMINATING COMMITTEE" shall have the meaning ascribed to it in Section 9.3.

         (g) "DISABILITY" shall mean with respect to an individual (a) a finding by a court of competent jurisdiction that such individual is mentally incompetent or (b) such individual's inability to function on his or her own or conduct his or her own affairs due to mental or physical infirmity for six (6) consecutive months. If any individual disputes that he or she is suffering from a Disability, unless a court of competent jurisdiction has determined such individual is mentally incompetent which determination shall be binding, such dispute shall be submitted to a physician mutually satisfactory to such individual and the Board of Directors (including for this purpose only the vote of such individual). If such individual and the Board of Directors are unable to mutually agree on a mutually satisfactory physician, then such individual and the Board of Directors shall each select a reputable physician, who, together, shall in turn select a third physician whose determination of such individual's Disability shall be conclusive and binding on all parties hereto. Evidence of such Disability, as so certified, shall be conclusive notwithstanding that a disability policy, or clause in an insurance policy, covering such individual shall contain a different definition of "disabled" or "disability."

         (h) "EFFECTIVE PERIOD" shall mean the period commencing at the Effective Time and terminating upon the earlier of (a) 11:59 P.M. on the 36-month anniversary of the Effective Time, (b) the death, Disability or voluntary resignation as a director of the Corporation of either Christopher or Kalitta or (c) the sale of all shares Beneficially Owned by both Christopher and Kalitta.

         (i) "EFFECTIVE TIME" shall mean the date and time when properly executed certificates of merger, in such form as is required by and executed in accordance with the Michigan Business Corporation Act to effect the merger of Kitty Hawk - AIA, Inc. with and into American International Airways, Inc., Kitty Hawk - AIT, Inc. with and into American International Travel, Inc., Kitty Hawk - FOL, Inc. with and into Flight One Logistics, Inc., Kitty Hawk - KFS, Inc. with and into Kalitta Flying Service, Inc. and Kitty Hawk - OK, Inc. with and into O.K. Turbines, Inc., are duly filed with the Department of Consumer and Industry Services of the State of Michigan or at such later time as the parties to the Merger Agreement shall have provided in such certificates.

         (j) "FAMILY MEMBER" shall mean with respect to an individual that individual's spouse, natural or adopted sibling, ancestor or descendant of that individual or any spouse or descendant of any such ancestor, descendant or sibling.

         (k) "JOINT DESIGNEE" shall mean Lewis White and any successors thereto selected by the Joint Nominating Committee.

         (l) "JOINT NOMINATING COMMITTEE" shall have the meaning ascribed to it in Section 9.3.

         (m)     "KALITTA" shall mean Conrad Kalitta.

         (n) "KALITTA COMPANY" shall mean any of American International Airways, Inc., American International Travel, Inc., Flight One Logistics, Inc., Kalitta Flying Service, Inc. and O.K. Turbines, Inc.

         (o) "KALITTA DESIGNEES" shall mean George Kelsey, Phil Sauder and any successors thereto selected by the Kalitta Nominating Committee.

         (p) "KALITTA NOMINATING COMMITTEE" shall have the meaning ascribed to it in Section 9.3.

         (q) "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated as of September 22, 1997, entered into by and among the Corporation, Kitty Hawk - AIA, Inc., a Michigan corporation, Kitty Hawk - AIT, Inc., a Michigan corporation, Kitty Hawk - FOL, Inc., a Michigan corporation, Kitty Hawk - KFS, Inc., a Michigan corporation, Kitty Hawk - OK, Inc., a Michigan corporation, Christopher, American International Airways, Inc., a Michigan corporation, American International Travel, Inc., a Michigan corporation, Flight One Logistics, Inc., a Michigan corporation, Kalitta Flying Service, Inc., a Michigan corporation, O.K. Turbines, Inc., a Michigan corporation, and Kalitta, as amended by Amendment No. 1 to Agreement and Plan of Merger dated October 23, 1997 among the parties thereto, Amendment No. 2 to Agreement and Plan of Merger dated October 29, 1997 among the parties thereto and Amendment No. 3 to Agreement and Plan of Merger dated November 14, 1997 among the parties thereto.

         (r) "SUBS" shall mean, collectively, Kitty Hawk - AIA, Inc., Kitty Hawk - AIT, Inc., Kitty Hawk - FOL, Inc., Kitty Hawk - KFS, Inc., and Kitty Hawk - OK, Inc.

         (s) "SUBSIDIARIES" shall mean Kitty Hawk Aircargo, Inc., Aircraft Leasing, Inc., Kitty Hawk Charters, Inc. and Skyfreighters, Inc.

         9.2 Electing the Initial Effective Period Board. The number of directors comprising the full Board of Directors of the Corporation will be seven (7) and shall be comprised of Christopher and two (2) Christopher Designees, Kalitta and two (2) Kalitta Designees and a Joint Designee.

         9.3 Effective Period Nominating Committees. The Corporation shall have (a) a joint nominating committee (the "JOINT NOMINATING COMMITTEE"), a Christopher nominating committee (the "CHRISTOPHER NOMINATING COMMITTEE") and a Kalitta nominating committee (the "KALITTA NOMINATING COMMITTEE") of the Board of Directors, (b) such Joint Nominating Committee shall consist of Christopher and Kalitta for so long as each is a director of the Corporation (c) the Christopher Nominating Committee shall consist of Christopher for so long as he is a director of the Corporation and (d) the Kalitta Nominating Committee shall consist of Kalitta for so long as he is a director of the Corporation. The (i) Joint Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Corporation as a Joint Designee and to fill any vacancy of the Joint Designee on the Board of Directors, (ii) Christopher Nominating Committee shall have the exclusive power on behalf of the Board of Directors of the Corporation to nominate Christopher and persons for election as directors of the Corporation as Christopher Designees and to fill vacancies on the Board of Directors vacated by Christopher Designees, and (iii) Kalitta Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate Kalitta and persons for election as directors of the Corporation as Kalitta Designees and to fill vacancies on the Board of Directors vacated by the Kalitta Designees. The (a) Joint Nominating Committee, (b) Christopher Nominating Committee and (c) Kalitta Nominating Committee shall nominate (a) Lewis White, (b) Tom Christopher, Ted Coonfield and Jim Reeves and (c) Conrad Kalitta, George Kelsey and Phil Sauder, respectively, for re-election as directors when their terms expire unless such persons are unable or unwilling to serve or if such persons have been removed for Cause. In the case of the Joint Nominating Committee, the presence, either telephonically or in person, of both members of the Joint Nominating Committee shall constitute a quorum for the transaction of business and meetings may be called on two (2) days' written notice given in accordance with these Bylaws by either member of the Joint Nominating Committee.

         9.4 Deadlock Resolution. If the Joint Nominating Committee does not agree on the selection of (a) a nominee to serve as a member of the Board of Directors as a Joint Designee to be elected at a meeting of the stockholders of the Corporation or (b) an individual to fill a vacancy on the Board of Directors as a Joint Designee, then either member of the Joint Nominating Committee may by written notice to the other member require such nominee or vacancy to be selected or filled, respectively, at a meeting of the Board of Directors called by such member in accordance with the Bylaws of the Corporation at any time after the tenth (10th) day following the receipt of notice of the first meeting of the Joint Nominating Committee called for the express purpose of selecting such nominee or filling such vacancy. Any individual selected by the Board of Directors to serve as a member of the Board of Directors as a Joint Designee, if the Joint Nominating Committee is unable to agree upon a nominee or a person to fill a vacancy, must (a) not be a Family Member of either Christopher or Kalitta, (b) not be a former or current employee of any Kalitta Company or AIC, the Corporation, the Subs or the Subsidiaries, (c) have within the preceding sixty (60) months been a director, chief financial officer, or chief executive officer of a company listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ Stock Market's National Market System and (d) be a citizen of the United States. If the person so chosen by the Board of Directors declines or is unable to serve, then either member of the Joint Nominating

Committee may call a meeting of the Joint Nominating Committee to choose another person to serve as a director of the Corporation (in which case all of the provisions of this Section 9.4 shall again apply).

         9.5     Certain Officers.

         (a) Until the first anniversary of the Effective Time, the Chairman of the Board and Chief Executive Officer shall be elected exclusively by the stockholders and shall serve as the Chairman of the Board and Chief Executive Officer of the Corporation and, subject to the supervision of the Board of Directors, shall have the general management and control of the Corporation and its subsidiaries (including the right to vote (except as set forth in Section 9.5(b) of these Bylaws below solely for the one year period commencing with the Effective Time) the voting securities of the subsidiaries of Corporation on behalf of the Corporation).

         (b) Until the first anniversary of the Effective Time, the Vice Chairman of the Board shall be elected exclusively by the stockholders and shall serve as an officer of the Corporation and shall have the right to vote the voting securities of American International Airways, Inc. solely for the purpose of electing the President of American International Airways, Inc. and against his removal except for cause.

         (c) The President of American International Airways, Inc. is to report only to the Chairman of the Board and Chief Executive Officer of the Corporation.

         9.6 Amendments to Article Nine. During the Effective Period, the provisions of Article Nine of the Bylaws may be amended or repealed only by the affirmative vote of 70% of the members of the entire Board of Directors or the holders of 75% of the outstanding common stock of the Corporation.

                                   * * * * *

         The undersigned Secretary of the Corporation hereby certifies that the foregoing bylaws were adopted by unanimous consent of the directors of the Corporation as of November 18, 1997.

                                        /s/ RICHARD R. WADSWORTH
                                       ---------------------------------------
                                            Richard R. Wadsworth,
                                            Secretary